News Release

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Richard J. Vatinelle
	Executive Vice President and	Vice President and
	Chief Financial Officer	Treasurer
	williamlowe@kemet.com	richardvatinelle@kemet.com
	864-963-6484	954-766-2838

KEMET REPORTS PRELIMINARY FISCAL 2018 THIRD QUARTER RESULTS

•	Quarterly sales for the Company of $306.4 million

•	GAAP Gross margin of 30.2% up 490 basis points versus same quarter last year

•	GAAP EPS of $0.32 per diluted share and Non-GAAP Adjusted EPS of $0.52 per diluted share

Greenville, South Carolina (February 1, 2018) - KEMET Corporation ("KEMET" or the “Company”) (NYSE: KEM), a leading global supplier of passive electronic components, today reported preliminary results for our third fiscal quarter ended December 31, 2017.

Net sales of $306.4 million for the quarter ended December 31, 2017 increased $4.9 million, or 1.6%, from net sales of $301.5 million for the prior quarter ended September 30, 2017. Net sales increased $43.1 million, or 16.4%, up from proforma net sales (including the TOKIN acquisition) of $263.3 million at December 31, 2016.

U.S. GAAP net income was $18.6 million or $0.32 per diluted share for the quarter ended December 31, 2017, compared to U.S. GAAP net income of $12.8 million or $0.22 per diluted share for the quarter ended September 30, 2017. For the quarter ended December 31, 2016, the Company reported a U.S. GAAP net income of $12.3 million or $0.22 per diluted share. The company completed its acquisition of TOKIN on April 19, 2017, and as such, TOKIN’s results are included in our results for the quarters ended December 31, 2017 and September 30, 2017. However, for the quarter ended December 31, 2016 our results only included our 34% equity investment in TOKIN.

Non-U.S. GAAP adjusted net income was $30.6 million or $0.52 per diluted share for the quarter ended December 31, 2017, compared to non-U.S. GAAP adjusted net income of $26.5 million or $0.45 per diluted share for the quarter ended September 30, 2017. For the quarter ended December 31, 2016, the Company reported non-U.S. GAAP adjusted net income of $5.8 million or $0.11 per diluted share.

“What a difference a year makes.  The December quarter ended much stronger than we had predicted as customers continued to request product after the Christmas holiday.  Sales compared to one year ago on a proforma basis were up 16.4% in a market that continues to be vibrant,” stated Per Loof, the Company’s Chief Executive Officer.  "We believe we have a digital platform in place that will help us manage the growth in the market and we are employing additional capital as quickly as possible to provide needed additional capacity beginning later this summer which will generate further revenue in the back half of our next fiscal year,” continued Loof.

GAAP net income for the quarter ended June 30, 2017 included TOKIN acquisition gains totaling $135.6 million and equity method investment income of $75.4 million, primarily related to KEMET's thirty-four percent interest in TOKIN's gain on the sale of its electro-mechanical devices (“EMD”) business. In the quarter ended September 30, 2017, the Company increased the gain on acquisition by $1.3 million. In the quarter ended December 31, 2017, the Company

2835 KEMET Way, Simpsonville, SC 29681 USA
864.963.6300 www.kemet.com

increased the gain on acquisition by $0.3 million. The Company continues to evaluate the calculation of acquisition related gains and, as such, these preliminary numbers may change in the future.

Net income (loss) for the quarters ended December 31, 2017, September 30, 2017 and December 31, 2016 include various items affecting comparability as denoted in the U.S. GAAP to Non-U.S. GAAP reconciliation table included hereafter.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of electromechanical devices, electromagnetic compatibility solutions and supercapacitors. Our vision is to be the preferred supplier of electronic component solutions demanding the highest standards of quality, delivery and service. Additional information about KEMET can be found at http://www.kemet.com.

Quiet Period

Beginning April 1, 2018, we will observe a quiet period during which the information provided in this news release and quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and cause a write down of long-lived assets or goodwill; (ii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (iii) changes in the competitive environment; (iv) uncertainty of the timing of customer product qualifications in heavily regulated industries; (v) economic, political, or regulatory changes in the countries in which we operate; (vi) difficulties, delays or unexpected costs in completing the restructuring plans; (vii) acquisitions and other strategic transactions expose us to a variety of risks; (viii) acquisition of TOKIN may not achieve all of the anticipated results; (ix) our business could be negatively impacted by increased regulatory scrutiny and litigation; (x) difficulties associated with retaining, attracting and training effective employees and management; (xi) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters and cyber security; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in our debt agreements that could limit our flexibility in operating our business; (xx) disruption to our information technology systems to function properly or control unauthorized access to our systems may cause business disruptions; (xxi) fluctuation in distributor sales could adversely affect our results of operations; and (xxii) earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations.

Our acquisition accounting, including the acquisition gains, are preliminary as management continues to evaluate the fair value of the net assets acquired and consideration transferred. In addition, the allocation of the purchase price is based on estimates and assumption that are subject to change with the measurement period.

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Quarters Ended December 31,
	2017	2016
Net sales	$306,408	$188,029
Operating costs and expenses:
Cost of sales (1)	213,947	140,551
Selling, general and administrative expenses (1)	47,751	26,520
Research and development (1)	10,005	7,013
Restructuring charges (credits)	3,530	(369)
(Gain) loss on write down and disposal of long-lived assets	(902)	132
Total operating costs and expenses	274,331	173,847
Operating income (loss)	32,077	14,182
Non-operating (income) expense:
Interest income	(252)	(5)
Interest expense	7,407	9,918
Acquisition gains	(310)	—
Change in value of TOKIN option	—	(6,900)
Other (income) expense, net (1)	4,769	(3,052)
Income (loss) before income taxes and equity income (loss)	20,463	14,221
Income tax expense (benefit)	2,060	1,810
Income (loss) before equity income (loss)	18,403	12,411
Equity income (loss) from equity method investments	238	(133)
Net income (loss)	$18,641	$12,278

Net income (loss) per basic share	$0.33	$0.26

Net income (loss) per diluted share	$0.32	$0.22

Weighted-average shares outstanding:
Basic	56,778	46,606
Diluted	58,937	55,296
_________________
(1) Quarter ended December 31, 2016 adjusted due to the adoption of ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	December 31, 2017	March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$284,166	$109,774
Accounts receivable, net	140,239	92,526
Inventories, net	201,091	147,955
Prepaid expenses and other (1)	38,551	28,782
Total current assets	664,047	379,037
Property, plant and equipment, net of accumulated depreciation of $853,623 and $821,276 as of December 31, 2017 and March 31, 2017, respectively	374,719	209,311
Goodwill	40,294	40,294
Intangible assets, net	61,068	29,781
Equity method investments	8,750	63,416
Deferred income taxes (1)	11,922	8,367
Other assets	10,987	4,119
Total assets	$1,171,787	$734,325
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$20,359	$2,000
Accounts payable	133,314	69,674
Accrued expenses	108,360	57,752
Income taxes payable	4,541	715
Total current liabilities	266,574	130,141
Long-term debt, less current portion	307,803	386,211
Other non-current obligations	152,718	60,131
Deferred income taxes	6,694	3,370
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 56,595 and 46,689 shares at December 31, 2017 and March 31, 2017, respectively	566	467
Additional paid-in capital	460,087	447,671
Retained earnings (deficit) (1)	242	(251,854)
Accumulated other comprehensive income	(22,897)	(41,812)
Total stockholders’ equity	437,998	154,472
Total liabilities and stockholders’ equity	$1,171,787	$734,325
_________________
(1) March 31, 2017 adjusted due to the adoption of Accounting Standards Update ("ASU") No. 2016-16, Income Taxes - Intra-Entity Transfers of Assets Other Than Inventory

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Nine-Month Periods Ended December 31,
	2017	2016
Net income (loss)	$252,096	$(4,925)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	36,694	27,971
Equity (income) loss from equity-method investments	(75,879)	(271)
Acquisition gains	(137,183)	—
Non-cash debt and financing costs	1,820	561
(Gain) loss on early extinguishment of debt	486	—
Stock-based compensation expense	4,837	3,471
Receivable write down	162	64
Change in value of TOKIN option	—	3,500
(Gain) loss on write down and disposal of long-lived assets	(922)	6,500
Pension and other post-retirement benefits	3,897	2,096
Change in deferred income taxes	(3,792)	819
Change in operating assets	26,296	21,459
Change in operating liabilities	(26,316)	(18,918)
Other	499	(183)
Net cash provided by (used in) operating activities	82,695	42,144
Investing activities:
Capital expenditures	(30,925)	(15,011)
Acquisitions, net of cash received	167,129	—
Proceeds from sale of assets	1,227	—
Proceeds from dividend	2,731	—
Net cash provided by (used in) investing activities	140,162	(15,011)
Financing activities:
Payments on revolving line of credit	(33,881)	—
Payments on long-term obligations	(361,625)	(2,428)
Proceeds from issuance of debt	334,978	—
Debt issuance costs	(5,002)	—
Purchase of treasury stock	—	(1,052)
Proceeds from exercise of stock warrants	8,838	—
Proceeds from exercise of stock options	5,122	69
Net cash provided by (used in) financing activities	(51,570)	(3,411)
Net increase (decrease) in cash and cash equivalents	171,287	23,722
Effect of foreign currency fluctuations on cash	3,105	(1,370)
Cash and cash equivalents at beginning of fiscal period	109,774	65,004
Cash and cash equivalents at end of fiscal period	$284,166	$87,356

Non-U.S. GAAP Financial Measures

The Company utilizes certain Non-U.S. GAAP financial measures, including "Adjusted gross margin", "Adjusted operating income (loss)", “Adjusted net income (loss)”, “Adjusted net income (loss) per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management as further described below.

Adjusted Gross Margin

Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management uses adjusted gross margin to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP Gross margin to Non-U.S. GAAP adjusted gross margin (amounts in thousands, except percentages):

	Quarters Ended
	(Unaudited)
	December 31, 2017	September 30, 2017	December 31, 2016 (1)
Net sales	$306,408	$301,471	$188,029
Cost of sales	213,947	216,395	140,551
Gross margin (U.S. GAAP)	92,461	85,076	47,478
Gross margin as a % of net sales	30.2%	28.2%	25.3%
Non-U.S. GAAP adjustments:
Stock-based compensation expense	402	342	308
Adjusted gross margin (non-GAAP)	$92,863	$85,418	$47,786
Adjusted gross margin as a % of net sales (non-GAAP)	30.3%	28.3%	25.4%
_________________
(1) Quarter ended December 31, 2016 adjusted due to the adoption of ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost

Adjusted Operating Income (Loss)

Adjusted operating income (loss) represents operating income (loss), excluding adjustments which are outlined in the quantitative reconciliation provided below. Management uses adjusted operating income (loss) to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted operating income (loss) is useful to investors to provide a supplemental way to understand our underlying operating performance and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Adjusted operating income (loss) should not be considered as an alternative to operating income (loss) or any other performance measure derived in accordance with U.S. GAAP.

Adjusted operating income (loss) is calculated as follows (amounts in thousands):

	Quarters Ended
	(Unaudited)
	December 31, 2017	September 30, 2017	December 31, 2016 (1)
Operating income (loss) (U.S. GAAP)	$32,077	$31,643	$14,182
Adjustments:
ERP integration/IT transition costs	—	—	1,734
Stock-based compensation expense	2,206	1,530	1,139
Restructuring charges	3,530	1,393	(369)
Legal expenses/fines related to antitrust class actions	1,482	2,375	293
TOKIN investment-related expenses	—	—	204
(Gain) loss on write down and disposal of long-lived assets	(902)	(39)	132
Adjusted operating income (loss) (non-GAAP)	$38,393	$36,902	$17,315
_________________
(1) Quarter ended December 31, 2016 adjusted due to the adoption of ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

“Adjusted net income (loss)” and “Adjusted net income (loss) per basic and diluted share” represent net income (loss) and net income (loss) per basic and diluted share excluding adjustments which are outlined in the quantitative reconciliation provided below.  The Company believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) to Non-U.S. GAAP Adjusted net income (loss) (amounts in thousands, except per share data):

	Quarters Ended
	(Unaudited)
	December 31, 2017	September 30, 2017	December 31, 2016
U.S. GAAP
Net sales	$306,408	$301,471	$188,029
Net income (loss)	$18,641	$12,849	$12,278

Net income (loss) per basic share	$0.33	$0.26	$0.26

Net income (loss) per diluted share	$0.32	$0.22	$0.22
Non-U.S. GAAP
Net income (loss)	$18,641	$12,849	$12,278
Adjustments:
Net foreign exchange (gain) loss	2,239	1,891	(2,621)
ERP integration/IT transition costs	—	—	1,734
Stock-based compensation expense	2,206	1,530	1,139
Restructuring charges	3,530	1,393	(369)
Legal expenses/fines related to antitrust class actions	4,073	10,327	293
TOKIN investment-related expenses	—	—	204
Amortization included in interest expense	696	664	183
Acquisition gains	(310)	(1,285)	—
Equity (income) loss from equity method investments	(238)	(224)	133
(Gain) loss on write down and disposal of long-lived assets	(902)	(39)	132
Change in value of TOKIN option	—	—	(6,900)
Income tax effect of non-U.S. GAAP adjustments (1)	667	(631)	(396)
Adjusted net income (loss) (non-GAAP)	$30,602	$26,475	$5,810
Adjusted net income (loss) per basic share (non-GAAP)	$0.54	$0.53	$0.12
Adjusted net income (loss) per diluted share (non-GAAP)	$0.52	$0.45	$0.11
Weighted average shares outstanding:
Weighted average shares-basic	56,778	49,819	46,606
Weighted average shares-diluted	58,937	58,409	55,296
_________________
(1) The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to exclude certain items which are outlined in the quantitative reconciliation provided herein.  We use adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other adjustments to arrive at adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA as supplementary information.

The following table provides a reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	Quarters Ended
	(Unaudited)
	December 31, 2017	September 30, 2017	December 31, 2016
Net income (loss) (U.S. GAAP)	$18,641	$12,849	$12,278
Interest expense, net	7,155	7,270	9,913
Income tax expense (benefit)	2,060	2,880	1,810
Depreciation and amortization	11,125	13,326	9,095
EBITDA (non-GAAP)	38,981	36,325	33,096
Excluding the following items:
Change in value of TOKIN option	—	—	(6,900)
Net foreign exchange (gain) loss	2,239	1,891	(2,621)
Stock-based compensation expense	2,206	1,530	1,139
ERP integration/IT transition costs	—	—	1,734
Restructuring charges	3,530	1,393	(369)
Legal expenses/fines related to antitrust class actions	4,073	10,327	293
TOKIN investment-related expenses	—	—	204
Acquisition gains	(310)	(1,285)	—
Equity (income) loss from NEC TOKIN	(238)	(224)	133
(Gain) loss on write down and disposal of long-lived assets	(902)	(39)	132
Adjusted EBITDA (non-GAAP)	$49,579	$49,918	$26,841